UNITED STATES
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SCHEDULE 14A
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Nuveen Multi-Strategy Income and Growth Fund 2 (JQC)

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Nuveen Multi-Strategy Income and Growth Fund 2 (JQC)
Portfolio Repositioning Overview
August 22, 2011
What did the fund recently announce?
Nuveen Multi-Strategy Income and Growth Fund 2 (NYSE: JQC) announced that the fund’s Board of Trustees has authorized it to implement a portfolio repositioning plan. The fund will hold a special shareholder meeting later this year to seek approval for certain aspects of the plan that require shareholder approval. The Board also approved changing the fund’s name to Nuveen Credit Strategies Income Fund once the repositioning is completed.
What is the goal of the fund’s proposed repositioning plan?
The goal of the proposed repositioning is to increase the attractiveness of the fund’s common shares and narrow the fund’s trading discount by:
•	Simplifying the fund to focus on one of its current core portfolio strategies;

•	Positioning the fund in a closed-end fund category that is well understood and has historically seen more consistent secondary market demand; and

•	Differentiating the fund from similar funds, including other Nuveen closed-end funds in the same fund category.
Will the proposed repositioning change the fund’s investment objective?
No. JQC’s investment objective of high current income with a secondary objective of total return will remain unchanged.
Will the fund’s portfolio be managed differently in the interim?
No. The fund will continue to seek to achieve its investment objectives consistent with its existing investment mandate, which will remain unchanged through the shareholder vote.
What changes will this mean for the fund?
JQC currently features a mix of debt and equity investment strategies. After the proposed repositioning, it will focus on a broad-based credit strategy with an emphasis on loans. The Lipper Loan Participation closed-end fund category historically has traded, on average, more strongly than JQC’s common shares.
Symphony Asset Management, LLC (“Symphony”), an existing JQC sub-adviser and affiliate of Nuveen Investments, will assume sole responsibility for managing JQC’s investment portfolio.

Upon completion of its proposed repositioning, the fund also will discontinue its managed distribution policy (in which distributions may be sourced not just from income but also from realized capital gains and, if necessary, from capital), and shift from quarterly to monthly distributions. The repositioning is not expected to initially affect the level of the fund’s annualized distribution per share.
The following chart summarizes the principal changes anticipated for the fund:

JQC	Current	Proposed
Name/Symbol	Nuveen Multi-Strategy Income and Growth Fund 2 / JQC	Nuveen Credit Strategies Income Fund/ JQC

Target Portfolio Composition	- 70% debt securities - 30% equity securities	- At least 70% senior secured and second lien loans. - Up to 30% in high yield bonds, convertibles and other types of income-oriented securities.

Portfolio Managers	- Spectrum Asset Management, Inc. (“Spectrum”) - Symphony Asset Management, LLC* - Tradewinds Global Investors, LLC* (“Tradewinds”)	- Symphony Asset Management, LLC*

Distribution Policy	Managed Distribution (Quarterly)	Income Distributions (Monthly)

Lipper Category	Income and Preferred	Loan Participation

*	An affiliate of Nuveen Investments
Is the proposed repositioning in response to portfolio underperformance?
No. Neither JQC’s recent nor historical fund performance on NAV are factors in the proposed repositioning. The fund’s existing investment strategies have performed well over time versus their respective benchmarks.
The repositioning has been proposed primarily because the fund has not been able to attract sufficient investor interest to enable its common shares to persistently trade well relative to its net asset value (“NAV”). The goal of the fund’s proposed repositioning plan is to increase the attractiveness of the fund’s common shares and narrow the discount at which its common shares trade relative to NAV.

Do the proposed portfolio management changes reflect concerns regarding portfolio manager performance?
No. The portfolio management changes are driven by the stated goals of the fund’s proposed repositioning. JQC’s current sub-advisers have historically performed well versus their respective benchmarks. Spectrum, Symphony and Tradewinds will continue to serve as sub-advisers for other Nuveen closed-end funds.
What elements of the proposed repositioning plan require shareholder approval?
JQC shareholders will be asked to approve removing the fund’s existing fundamental policy of concentrating portfolio investments in the financial services industry. This policy reflects JQC’s current 50% target allocation to preferred securities, which are predominantly issued by companies in the financial services industry.
Will the portfolio repositioning have tax consequences for JQC shareholders?
No. The fund’s capital loss carry-forwards are anticipated to offset any gains realized on the sale of existing portfolio investments.
What alternatives to the proposed repositioning were considered?
In approving the proposed repositioning plan, the fund’s Board of Trustees discussed and considered a broad range of alternatives for improving the level at which each fund’s common shares trade relative to NAV. These alternatives included expanded share repurchases, tender offers, fund restructuring, mergers, fund reorganization, conversion to open-end format, and liquidation.
The Board concluded that the proposed portfolio repositioning represented the most attractive alternative for enhancing investor appeal and therefore was in the best interests of the fund and its shareholders.
How will the repositioned fund differ from other similar Nuveen closed-end funds?
JQC will take a different investment approach from the four other Nuveen closed-end funds exclusively sub-advised by Symphony. These funds feature a loan-focused investment strategy, whereas JQC will pursue a broad-based credit strategy that is built upon a core loan allocation. In a single investment, JQC will offer investors access to attractive opportunities across the capital structure within the corporate credit market. The fund will invest in a core portfolio of at least 70% senior secured and second lien loans, and will also opportunistically invest up to 30% across the capital structure of companies, with a primary emphasis on high yield bonds, convertible securities and other forms of income-producing securities.
Symphony utilizes an integrated, industry-focused approach that covers a company’s entire capital structure from senior secured debt to common equity. Combining their thematic, top down investment approach with bottom up, fundamental security selection, the Symphony team focuses on relative value analysis to identify and exploit potential opportunities within capital structures of individual companies.
Will the repositioned fund continue to employ a quarterly managed distribution program?
No. Upon repositioning, JQC will discontinue managed distributions and shift to monthly income-only distributions. The repositioning is not expected to initially affect the level of the Fund’s annualized distribution per share.
When will the proposed repositioning take place?
The proposed repositioning will take place following the fund’s special shareholder meeting later this year. Subject to market conditions, the repositioning is expected to be completed shortly after receipt of shareholder approval.
Do I need to take any action at this time?
No. You should look for additional information regarding the fund’s proposed repositioning plan in the fund’s proxy statement, which is expected to be filed in the coming weeks.
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FORWARD LOOKING STATEMENTS
Certain statements made herein are forward-looking statements. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to:
•	market developments;

•	legal and regulatory developments; and

•	other additional risks and uncertainties.
Nuveen and the closed-end funds managed by Nuveen and its affiliates undertake no responsibility to update publicly or revise any forward-looking statements.
The Annual and Semi-Annual Reports and other regulatory filings of the Nuveen closed-end funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s web site at www.sec.gov and on Nuveen`s web site at www.nuveen.com/cef and may discuss the above-mentioned or other factors that affect the Nuveen closed-end funds. The information contained on our web site is not a part of this document.

Nothing contained herein shall constitute an offer for sale of any securities. A Proxy Statement relating to the proposed repositioning will be filed with the SEC in the coming weeks and will contain important information relating to the repositioning. Shareholders are urged to read the Proxy Statement carefully. After they are filed, free copies of the Proxy Statement will be available on the SEC’s web site at www.sec.gov.